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                           KIRKPATRICK & LOCKHART LLP
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                                 75 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-1808
                            TELEPHONE (617) 261-3100


December 22, 2000

Accessor Funds, Inc.
1420 Fifth Street, #3600
Seattle, Washington, 98101

RE:             Accessor Funds, Inc. (the "Company"):
                Accessor Income Allocation Fund
                Accessor Income and Growth Allocation Fund
                Accessor Balanced Allocation Fund
                Accessor Growth and Income Allocation Fund
                Accessor Growth Allocation Fund
                Accessor Aggressive Growth Allocation Fund (collectively the "Fund of Funds")
                Post-Effective Amendment No. 20

Dear Sir or Madam:

         In connection with the filing of Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A (File No. 33-41245) of the Company, which you intend to file with the Securities and Exchange Commission on December 22, 2000, we hereby consent to the reference to our firm as "counsel" in the
Statement of Additional Information incorporated by reference into the prospectus of each the Advisor Class and Investor Class Shares of the Fund of Funds.


                                             Very truly yours,

                                             /s/ Kirkpatrick & Lockhart LLP
                                             Kirkpatrick & Lockhart LLP